Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT (this “First Amendment”) is entered into as of the 10th day of November, 2003 by and between LINGUAGEN CORP., a Delaware corporation (“Linguagen”) and MOUNT SINAI SCHOOL OF MEDICINE OF NEW YORK UNIVERSITY, a New York corporation (“MSSM”).

WHEREAS, Linguagen and MSSM are parties to that certain Amended and Restated License Agreement, dated as of April 2, 2002 (the “Agreement”);

WHEREAS, the parties hereto wish to amend certain provisions of the Agreement to reflect certain changes in the understanding of the parties in connection with Linguagen entering into the Series A Convertible Preferred Stock Purchase Agreement between Linguagen and the Investors named therein on or prior to the date hereof (the “Series A Agreement”);

WHEREAS, certain amounts are owed by Linguagen to MSSM under the Agreement as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good, valuable and sufficient consideration, the parties hereto agree as follows:

1.                         Definitions

Capitalized terms used but not otherwise defined or amended in this First Amendment shall have the meanings ascribed thereto in the Agreement.

2.                         Amendments

(a)       Exhibit 1 attached to the Agreement is hereby amended to include the provisional patent application filed on September 29, 2003 with the United States Patent and Trademark Office (“USPTO”) and captioned Taste Signaling in Gastrointestinal Cells (the “Cell Line Patent”) (serial number not yet assigned) and all patents and patent applications that claim a right to the filing date of that provisional application or that claim subject matter disclosed in that provisional application.

(b)       Section 1 of the Agreement is hereby amended by adding the words, “the Cell Line Patent” after “December 22, 1999” in the third line of the definition of “Net Sales” in subsection g. thereof.

(c)       Section 3 of the Agreement is hereby amended by including at the end of subsection a. thereof a new subsection (iv), which reads as follows:

“Notwithstanding anything of the foregoing set forth in this subsection a., with respect to the Cell Line Patent only, Linguagen shall pay to MSSM (A) 1.5% of Linguagen’s

Net Sales of Licensed Products covered in whole or in part by the Cell Line Patent (giving effect to the deductions set forth in Section 1.g(i)-(v) hereof) and (B) MSSM’s share in payments in respect of sublicenses due under Section 3.a.(ii) (or 12.25%). Further, notwithstanding anything of the foregoing set forth in this subsection a., with respect to the Cell Line Patent only, Linguagen shall not pay to MSSM any royalty on Licensed Products that are compounds whose activity was first identified through a screening assay claimed in the Cell Line Patent. For purposes of clarity, nothing in this subsection 3.a.(iv) shall affect the payment of the Annual Minimum Fees under Section 3.b. below.”

(d)       Section 4 of the Agreement shall be amended in its entirety to read as follows:

“4.                    Equity Participation.

a.         On the Effective Date, Linguagen shall issue to MSSM a number of shares of Linguagen capital stock which, without giving effect to such issuance, shall equal ten percent (10%) of the then-outstanding capital stock of Linguagen (assuming full conversion of all then-outstanding convertible securities and full exercise of any then-outstanding options and warrants). Attached on Exhibit 2 hereto is a true and correct schedule, setting forth the total number of shares of capital stock of Linguagen outstanding as of the date hereof (including all then-outstanding convertible securities, options and warrants) and the number of shares of capital stock of Linguagen to be issued to MSSM pursuant to this Section 4.a.

b.         In case, at any time after the date hereof, Linguagen enters into subsequent rounds of financing in which shares of its capital stock (or securities convertible or exchangeable into such capital stock) are issued, then, at the time each such issuance becomes effective, MSSM, at no additional cost, shall receive a distribution of such number of additional shares of common stock, so that MSSM shall maintain an equity ownership interest equal to 5.5% of the then-outstanding capital stock of Linguagen (assuming full conversion of all then-outstanding convertible securities and full exercise of any then-outstanding options and warrants). For purposes of the foregoing sentence, the fully-diluted capitalization shall only include conversion of those options and warrants that are issued and outstanding as of November 7, 2003, if any. Such issuance of additional shares of common stock to MSSM shall continue until such time as the Company has consummated an equity financing with the total gross proceeds to the Company of $8,800,000; provided, however, that the Company’s obligations to issue additional shares of Common Stock to MSSM shall end at such point as the Company has raised $8,800,000, regardless of the total amount raised pursuant to such equity financing.”

3.         Future Amendments

The parties hereby covenant and agree that Exhibit 1 to the Agreement shall be amended further to include the proposed patent applications relating to the inventions listed below within ten (10) business days of the respective filing of such applications with the USPTO, provided however, that such applications shall have been filed by Linguagen within 120 days after the Amendment Effective Date (as defined below):

MSSM Docket #	Description

030204	Amino Terminal Domain (ATD) Fragments of TIR Taste Receptors Useful for Identifying Novel Taste Modifiers

030205	Amino Terminal Domain (ATD) Models of TIR Taste Receptors Useful for Predicting Novel Taste Modifiers

4.         Payment of Past Due Amounts.

MSSM hereby acknowledges and agrees that any amounts due and owing to MSSM pursuant to the Agreement as of the date hereof, shall be paid on a “Payment Date” that is the earlier of (i) the sixtieth day following the closing of an investment out of which Linguagen receives gross proceeds of at least $2 million (the “Initial Closing”) or (ii) the Second Closing (as such term is defined in the Series A Agreement) and that, until the Payment Date, MSSM shall not take any action to collect such amounts or declare an event of default under the Agreement for non-payment thereof.

5.         Amendment Effective Date.

(a)       This First Amendment shall be effective on the date of, and contingent upon the occurrence of, the Initial Closing (the “Amendment Effective Date”).

(b)       This First Amendment shall cease to be effective and shall be of no further force and effect, if any and all payments due and owing to MSSM are not received on the Payment Date.

6.                         Reference to and Effect on the Agreement.

(a)       On and after the date hereof, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended hereby. No reference to this First Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any such instrument or document to be deemed to be a reference to the Agreement as amended hereby.

(b)       Except as expressly amended by this First Amendment, the provisions of the Agreement shall remain in full force and effect.

7.                         Governing Law.

This First Amendment shall be governed by and its provisions construed and enforced in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

8.                         Counterparts.

This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have, by their authorized agents, affixed their signatures as of the date set forth above.

LINGUAGEN CORP.

By:	/s/ Shawn M. Marcell
	Name:	Shawn M. Marcell
	Title:	EVP & COO

MOUNT SINAI SCHOOL OF MEDICINE OF NEW YORK UNIVERSITY

By:	/s/ Jeffrey S. Silberstein
	Name:	Jeffrey S. Silberstein
	Title:	EVP & Dean for Operations

[Signature Page to First Amendment to Amended and
Restated License Agreement]